Exhibit 5.1

May 2 , 2023

The Board of Directors

Dragonfly Energy Holdings Corp.

1190 Trademark Drive #108

Reno, Nevada 89521

Re:	Dragonfly Energy Holdings Corp.—Post-effective Amendment to Registration Statement on Form S-1

Ladies and Gentlemen:

This opinion is furnished to you in connection with that certain Post-Effective Amendment No. 1, relating to the reincorporation by conversion (the “Reincorporation”) on March 31, 2023 of, and to the issuance by Dragonfly Energy Holdings Corp., a Nevada corporation (the “Company”), of up to 47,428,544 shares of common stock, par value $0.0001 per share (the “Common Stock”), that were originally registered by the Company pursuant to a Registration Statement on Form S-1, File No. 333-268185 (the “Registration Statement”) initially filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2022 as amended by Amendment No. 1 on December 9, 2022, which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 22, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The 47,428,544 shares of Common Stock included in the Registration Statement relate to the following: (i) 35,161,573 shares of its Common Stock, par value $0.0001 per share, which consists of 34,925,156 shares of Common Stock (the “Outstanding Common Shares” and 236,417 shares of Common Stock subject to exercise of options that were issued under the Dragonfly Energy Corp. 2021 Stock Incentive Plan (the “2021 Plan”) and assumed in connection with the Business Combination (as defined in the Prospectus) (the “Option Shares” and, together with the Outstanding Common Shares, the “Common Shares”), (ii) 12,266,971 shares of Common Stock issuable upon the exercise of certain warrants (the “Warrant Shares”), and (iii) 12,266,971 warrants to purchase such Common Stock (the “Warrants”). The Common Shares and the Warrant Shares are referred to in this opinion as the “Shares”. Capitalized terms not defined in this letter have the meanings ascribed thereto in the Registration Statement. We have assumed that the Shares were, and will be, offered and sold in the manner described in the Registration Statement and the related prospectus included therein (the “Prospectus”).

Our opinions are limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. As to certain factual matters, we have relied upon a certificate of an officer of the Company, and we have not sought to independently verify such matters.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement; (ii) the Prospectus; (iv) the Warrants; (v) the Articles of Conversion; (vi) the Plan of Conversion; (vii) the Current Report on Form 8-K filed with the SEC of the approval of the Reincorporation by a majority of the outstanding shares of Common Stock; (viii) the Company’s Articles of Incorporation; (ix) the Company’s Bylaws, as currently in effect; (x) the 2021 Plan; (xi) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares and the Reincorporation; and (xii) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes and the reported judicial decisions interpreting such law, as currently in effect. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Shares by the Company will not, in each case, violate or constitute a default or breach under (A) any agreement or instrument to which the Company is subject, (B) any law, rule or regulation to which the Company is subject, (C) any judicial or regulatory order or decree of any governmental authority, or (D) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) all Shares will be issued and sold in compliance with the applicable provisions of the Securities Act and the securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and any applicable prospectus supplement; (iii) any purchase, underwriting, warrant, deposit, unit or similar agreement relating to the Shares being offered will be duly authorized, executed and delivered by the Company and other parties thereto; and (iv) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Subject to the foregoing and the other matters set forth herein, as of the date hereof, we are of the opinion that: the Outstanding Common Shares have been duly authorized and issued by the Company and are fully paid and non-assessable, the Warrant Shares have been duly authorized for issuance by the Company and when issued and sold and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with the terms of the Warrants, the Warrant Shares, will be validly issued, fully paid and non-assessable, and the Option Shares have been duly authorized for issuance by the Company and when issued by the Company against payment therefor in accordance with the terms of the 2021 Plan and in an amount not less than the par value thereof, the Option Shares will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ PARSONS BEHLE & LATIMER